Exhibit 99.1
PRESS RELEASE	August 10, 2020

Tilray, Inc. Reports 2020 Second Quarter Results

Revenue Increased 10% to $50.4 Million (C$69.4 Million) versus Q2 2019

Cost Savings of $13.0 Million Realized in Q2 2020 – on Pace for Total Annualized Savings of Approximately $55 Million

Net Loss of ($81.7) Million increased $45.4 Million versus Q2 2019 Partially Due to Facilities Closure and Inventory Adjustments

Adjusted EBITDA Loss of ($12.3) Million Represents 32% Improvement compared to both Q2 2019 and Q1 2020

$137 Million Q2 2020 Ending Cash Balance and $250 Million Remaining on ATM

NANAIMO, BRITISH COLUMBIA – Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, reports financial results for the second quarter ended June 30, 2020. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“Since the beginning of 2020 we have taken bold and significant actions to position Tilray for future growth and success. We have focused on reducing costs, driving international revenue growth, mitigating COVID-19 related challenges, and improving our net loss and reported Adjusted EBITDA. Today’s results demonstrate significant progress in all these areas.

Despite a challenging business environment, we generated healthy year-over-year revenue growth, we significantly reduced our cost structure and cash burn, and we improved our Adjusted EBITDA and net loss compared to both the prior quarter of 2019 and the first quarter of 2020. We are particularly encouraged by the revenue growth of our International Medical business during the second quarter. International Medical revenues now exceed those of our Canadian Medical business and we anticipate growth in this segment to outpace our other segments in the coming quarters.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

With our significant cost cutting and balance sheet actions behind us, we have positioned Tilray to enter the second half of 2020 in a stronger position so we can remain focused on achieving profitable growth in all our markets and deliver break-even or positive Adjusted EBITDA in the fourth quarter of 2020.” said Brendan Kennedy, Tilray’s Chief Executive Officer.

Second Quarter 2020 Financial Highlights

•

Revenue increased 10.0% to $50.4 million (C$69.4 million), compared to the second quarter of 2019. Growth was driven by a 16.2% increase in cannabis sales, particularly from ongoing improvement in International Medical, while Manitoba Harvest hemp products sales increased 1.6%.

•

Revenue decreased 3.2% compared to the first quarter of 2020 generally driven by a 15.8% decrease in Adult Use sales, a 5.3% decrease in Canada Medical sales, and a 5.1% decrease in Hemp sales, partially offset by a 43.2% increase in International Medical sales. Sequential sales declines in Adult Use and Canada Medical were largely attributable to the impact of COVID-19, specifically; pantry-loading in March, the temporary closure of stores in Ontario, changes in purchasing behavior by the provinces, the shift to curbside pickup or delivery, and the limited number of retail locations added during the second quarter of 2020.

(in thousands of United States dollars)

	Three months ended June 30,				Six months ended June 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Cannabis
Adult Use	$17,621	$15,043	$2,578	17%	$38,540	$22,923	$15,617	68%
Canada - medical	3,835	2,326	1,509	65%	7,886	5,324	2,562	48%
International Medical	8,313	1,851	6,462	349%	14,119	3,662	10,457	286%
Bulk	402	6,749	(6,347)	(94)%	402	11,516	(11,114)	(97)%
Total Cannabis revenue	30,171	25,969	4,202	16%	$60,947	$43,425	17,522	40%
Hemp	20,243	19,935	308	2%	41,569	25,517	16,052	63%
Total	$50,414	$45,904	$4,510	10%	$102,516	$68,942	$33,574	49%
Excise duties included in revenue	$4,140	$3,862	$278	7%	$9,112	$5,776	$3,336	58%

•

Total cannabis kilogram equivalents sold increased 105% to 11,430 kilograms from 5,588 kilograms in the second quarter of 2019. Total cannabis kilogram equivalents sold increased 84% to 10,294 kilograms from 5,588 kilograms in the second quarter of 2019.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

The increase was primarily due to a one-time Bulk transaction associated with the termination of a supply contract.
•

Average cannabis net selling price per gram decreased to $2.64 (C$3.59) compared to $4.61 (C$6.26) in the second quarter of 2019 and $5.28 in the first quarter of 2020. The decrease was driven by a one-time Bulk transaction associated with the termination of a supply contract. Excluding the one-time transaction, average net selling price increased to $5.03. The increase was due to a continued shift towards International Medical sales, and higher potency and higher priced products in the Adult Use market.

•

Average cannabis net cost per gram decreased to $2.06 (C$2.80) compared to $3.86 (C$5.24) in the second quarter of 2019 and $3.97 (C$5.39) in the first quarter of 2020. The decrease was driven by a one-time Bulk transaction associated with the termination of a supply contract. Excluding the one-time transaction, net cost per gram decreased to $3.42. The year over year decrease is primarily a result of reduced cost structures at our facilities due to our cost cutting efforts, better throughput and cost absorption at our High Park Holdings processing facility, and partially due to the availability of low cost product available from third parties.

•	Gross margin decreased to (10.7)% from 27% in the second quarter of 2019 and 21% in the first quarter of 2020. In the second quarter of 2020, the we took an inventory write-down of $18.6 million.
•

Gross margin, excluding inventory valuation adjustments, decreased to 26% from 27% in the second quarter of 2019 and 29% in the first quarter of 2020. The decrease was partially due to introductory shipments made at lower margins in International Medical and a one-time Bulk transaction associated with the termination of a supply contract.

o	Gross margins for cannabis, excluding inventory valuation adjustments, decreased to 10% from 14% in the second quarter of 2019 and 20% in the first quarter of 2020.
o

Gross margin for hemp, excluding inventory valuation adjustments, decreased to 50% from 51% in the second quarter of 2019 and increased from 41% in the first quarter of 2020. The sequential increase in gross margin is largely attributable to the timing of discount programs offered to Tilray’s largest customer.

•

Net loss increased $45.4 million to ($81.7) million, or ($0.66) per share, compared to net loss of ($36.3) million, or ($0.37) per share, in the second quarter of 2019. The increased net loss was primarily due to a $18.6 million inventory valuation adjustment, a charge of $28.4 million for impairment of assets, $11.2 million impact of the change in fair value of warrant liability, offset by $13.3 million of foreign exchange gains due to the strengthening of the Canadian dollar.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

•

Adjusted EBITDA loss of ($12.3) million was 32% better than the ($18.0) million loss in the second quarter of 2019. The Adjusted EBITDA improvement was largely due to higher revenues in all channels, and reduced expenses.

•

Adjusted EBITDA loss in the second quarter of 2020 was a 34% improvement compared to the ($18.7) million loss in the first quarter of 2020. The reduced loss was generally due to significant cost reductions and operating efficiencies despite moderately lower revenues attributable to COVID-19 impacts.

•

We ended the second quarter of 2020 with $137.2 million in cash and cash equivalents. We believe our existing cash balance, reduced cash burn, and our access to the remaining $250 million on our ATM provide sufficient capital and access to capital to manage operations and execute our plans for the remainder of 2020 and well into 2021.

Update to Board of Directors

Maryscott Greenwood intends to resign as a member of our board of directors and all committees thereof, effective as of September 30, 2020. The Company is grateful for Ms. Greenwood’s contributions to Tilray.

Effective August 6, 2020, Soren Schroder has been appointed as a Director on the Tilray Board. Soren has served in a variety of agribusiness leadership roles in the United States and Europe. After working for more than 15 years at Continental Grain and Cargill, he joined Bunge Ltd in 2000. Soren served as CEO of Bunge North America, leading Bunge’s business operations in the United States, Canada, and Mexico. In June 2013, he was named CEO of Bunge Ltd, serving in this role until 2019. Soren is active in board and advisory roles for emerging companies in the agribusiness and food sectors. His experience lies in building global supply chains, managing risk, logisitics, industrial and value-added activities, and executing on strategy via acquisitions and partnerships on a global scale. Soren is a Danish National and earned a BA in Economics from Connecticut College.

COVID-19 Business Continuity Measures

Since the outset of the global health pandemic, we have remained committed to the health of our employees. We continue to adhere to the regulations outlined by governments and health regulators in all markets in which we do business. Our business continuity plan remains in effect across all offices and facilities to ensure the health and safety of its workforce, consumers, and the communities in which it operates.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

We have experienced moderate impacts to our Adult Use revenue and Canadian medical, but no material impact to our operations as a result of the COVID-19 pandemic. While we remain committed to serving our patients and consumers around the world, due to the uncertainty presented by COVID-19 and its potential impact on the our patients, customers, supply chain, markets, employees, and the potential broader ramifications to the global economy, financial markets, and government institutions, we may experience material effects to our  business, results of operations and financial condition.

Conference Call

The Company will host a conference call today, August 10, 2020, to discuss these results at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and 201-689-8263 internationally.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray®

Tilray (Nasdaq: TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 15 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding our growth potential, the sustainability of growth, the optimization of our facilities and estimated net savings, our ability to become Adjusted EBITDA positive by the end of 2020, demand for our products and the medical and Adult Use cannabis markets, anticipated plans for strategic partnerships and acquisitions, and future sales of our common stock. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 10, 2020, for a discussion of the material

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA and Gross margin, excluding inventory valuation adjustments, which are financial measures which are not calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Adjusted EBITDA is calculated as net income (loss) before inventory valuation adjustments; interest expenses, net; other expenses (income), net; deferred income tax (recoveries) expenses, current income tax expenses (benefit); foreign exchange gain (loss), net; depreciation and amortization expenses; other stock-based related compensation expenses; loss from equity method investments; finance income from ABG; loss on disposal of property and equipment; acquisition-related (income) expense; amortization of inventory step-up; severance costs; impairment of assets; and change in fair value of warrant liability. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

The Company believes these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-GAAP financial measures are also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

TILRAY, INC.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of United States dollars, except for share and per share data, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$50,414	$45,904	$102,516	$68,942
Cost of sales
Product costs	37,204	33,430	74,392	50,759
Inventory valuation adjustments	18,629	201	22,673	525
Gross (loss) profit	(5,419)	12,273	5,451	17,658
General and administrative expenses	14,444	16,562	32,220	29,496
Sales and marketing expenses	12,833	14,366	30,709	22,187
Research and development expenses	652	1,528	1,910	2,576
Stock-based compensation expenses	7,647	7,923	15,324	13,659
Depreciation and amortization expenses	3,337	2,392	6,928	4,257
Impairment of assets	28,371	—	58,210	—
Acquisition-related expenses, net	1,790	2,464	4,145	6,888
Loss from equity method investments	1,327	—	3,075	—
Operating loss	(75,820)	(32,962)	(147,070)	(61,405)
Foreign exchange (gain) loss, net	(13,326)	(1,611)	14,743	(1,432)
Change in fair value of warrant liability	11,210	—	83,188	—
Interest expenses, net	10,564	8,581	19,710	17,325
Finance income from ABG	—	(212)	—	(347)
Other expense (income), net	333	(1,224)	4,983	(5,069)
Loss before income taxes	(84,601)	(38,496)	(269,694)	(71,882)
Deferred income tax recoveries	(2,875)	(2,642)	(4,147)	(6,419)
Current income tax expenses (benefit)	(39)	447	262	207
Net loss	$(81,687)	$(36,301)	$(265,809)	$(65,670)
Net loss per share - basic and diluted	(0.65)	(0.37)	(2.30)	(0.68)
Weighted average shares used in computation of net loss per share - basic and diluted	124,763,445	97,231,839	115,593,533	96,037,142
Net loss	$(81,687)	$(36,301)	$(265,809)	$(65,670)
Foreign currency translation gain (loss), net	7,184	2,924	(9,449)	2,449
Unrealized gain (loss) on available-for-sale debt securities	35	50	(39)	69
Other comprehensive income (loss)	7,219	2,974	(9,488)	2,518
Comprehensive loss	$(74,468)	$(33,327)	$(275,297)	$(63,152)

In the fourth quarter of 2019, the Company adopted ASU 2016-01, ASC 842, ASC 606 and ASU 2018-07. The first quarter of 2019 has been recast to reflect the effects of this adoption.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of United States dollars, except for share and par value data, unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$137,211	$96,791
Accounts receivable, net of allowance for credit losses of $889 and provision for sales returns of $1,302 (December 31, 2019 - $615 and $1,400, respectively)	26,614	36,202
Inventory	93,089	87,861
Prepayments and other current assets	26,217	38,173
Assets held for sale	6,664	—
Total current assets	289,795	259,027
Property and equipment, net	176,080	184,217
Operating lease, right-of-use assets	17,921	17,514
Intangible assets, net	179,773	228,828
Goodwill	156,371	163,251
Equity method investments	8,743	11,448
Other investments	22,545	24,184
Other assets	4,500	7,861
Total assets	$855,728	$896,330
Liabilities
Current liabilities
Accounts payable	22,203	39,125
Accrued expenses and other current liabilities	34,532	50,829
Accrued lease obligations	3,383	2,473
Warrant liability	103,549	—
Total current liabilities	163,667	92,427
Accrued lease obligations	28,522	29,407
Deferred tax liability	46,866	53,363
Convertible notes, net of issuance costs	435,454	430,210
Senior Facility, net of transaction costs	44,638	—
Other liabilities	5,094	5,652
Total liabilities	$724,241	$611,059
Commitments and contingencies (refer to Note 18)
Stockholders’ equity
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized; 15,751,745 and 16,666,665 shares issued and outstanding, respectively)	2	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 110,179,667 and 86,114,560 shares issued and outstanding, respectively)	11	9
Additional paid-in capital	856,083	705,671
Accumulated other comprehensive income	231	9,719
Accumulated deficit	(724,840)	(430,130)
Total stockholders’ equity	131,487	285,271
Total liabilities and stockholders’ equity	$855,728	$896,330

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

(in thousands of United States dollars)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA reconciliation:
Net loss	$(81,687)	$(36,301)	$(265,809)	$(65,670)
Inventory valuation adjustments	18,629	201	22,673	525
Severance costs	1,475	—	3,337	—
Depreciation and amortization expenses	4,325	2,992	8,886	5,764
Stock-based compensation expenses	7,647	7,923	15,324	13,659
Impairment of assets	28,371	—	58,210	—
Acquisition-related expenses, net	1,790	2,464	4,145	6,888
Loss from equity method investments	1,327	—	3,075	—
Foreign exchange (gain) loss, net	(13,326)	(1,611)	14,743	(1,432)
Change in fair value of warrant liability	11,210	—	83,188	—
Interest expenses, net	10,564	8,581	19,710	17,325
Finance income from ABG	—	(212)	—	(347)
(Gain) Loss from disposal of property and equipment	(21)	1	436	112
Other expense (income), net	333	(1,224)	4,983	(5,069)
Amortization of inventory step-up	—	1,360	—	2,041
Deferred income tax recoveries	(2,875)	(2,642)	(4,147)	(6,419)
Current income tax expenses (benefit)	(39)	447	262	207
Adjusted EBITDA	$(12,277)	$(18,021)	$(30,984)	$(32,416)

The Company revised its Adjusted EBITDA reconciliation for the six months ended June 30, 2020 to reflect a correction in depreciation and amortization expense amount applied to this non-GAAP financial measures. Non-cash depreciation and amortization expenses includes depreciation expense related to both manufacturing and non-manufacturing assets.  In the three months ended March 31, 2020, we incorrectly reported $3.6 million which excluded the portion of the depreciation expense related to the Company’s manufacturing assets. The corrected amount in Adjusted EBITDA reconciliation for the three months ended March 31, 2020 is $4.6 million and is correct as reported above within the six months results.

(in thousands of United States dollars, except percentages)

	For the three months ended June 30,
	2020	2019	2020	2019	2020	2019
Gross margin, excluding inventory valuation adjustments reconciliation:	Cannabis		Hemp		Total
Revenue	$30,171	$25,969	$20,243	$19,935	$50,414	$45,904
Cost of sales
Product costs	27,181	22,401	10,023	11,029	37,204	33,430
Inventory valuation adjustments	15,062	201	3,567	—	18,629	201
Gross profit	(12,072)	3,367	6,653	8,906	(5,419)	12,273
Inventory valuation adjustments	15,062	201	3,567	—	18,629	201
Amortization of inventory step-up	—	—	—	1,360	—	1,360
Gross profit, excluding inventory valuation adjustments	$2,990	$3,568	$10,220	$10,266	$13,210	$13,834
Gross margin, excluding inventory valuation adjustments	10%	14%	50%	51%	26%	30%

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	August 10, 2020

	For the six months ended June 30,
	2020	2019	2020	2019	2020	2019
Gross margin, excluding inventory valuation adjustments reconciliation:	Cannabis		Hemp		Total
Revenue	$60,947	$43,425	$41,569	$25,517	$102,516	$68,942
Cost of sales
Product costs	51,784	35,912	22,608	14,847	74,392	50,759
Inventory valuation adjustments	18,309	525	4,364	—	22,673	525
Gross profit	(9,146)	6,988	14,597	10,670	5,451	17,658
Inventory valuation adjustments	18,309	525	4,364	—	22,673	525
Amortization of inventory step-up	—	—	—	2,041	—	2,041
Gross profit, excluding inventory valuation adjustments	$9,163	$7,513	$18,961	$12,711	$28,124	$20,224
Gross margin, excluding inventory valuation adjustments	15%	17%	46%	50%	27%	29%

In the fourth quarter of 2019, the Company adopted ASU 2016-01, ASC 842, ASC 606 and ASU 2018-07. The first quarter of 2019 has been recast to reflect the effects of this adoption.

Tilray | www.tilray.com